PRELIMINARY COPY

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14 (a) of the Securities
                              Exchange Act of 1934

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[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                ZYGO CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                PRELIMINARY COPY

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

                                ZYGO CORPORATION

                                LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 13, 2002

     The Annual Meeting of Stockholders of Zygo Corporation will be held at our corporate headquarters, Laurel Brook Road, Middlefield, Connecticut on November 13, 2002, at 10:00 a.m. local time, for the following purposes:

     1. To consider and act upon a proposal to amend our Certificate of Incorporation to create and provide for a classified Board of Directors.

     2.   To elect eight directors for the ensuing year.

     3. To consider and act upon a proposal to amend our Certificate of Incorporation to authorize 2,000,000 shares of a new class of "blank check" preferred stock and 40,000,000 additional shares of our Common Stock.

     4. To consider and act upon a proposal to approve the adoption of the Zygo Corporation 2002 Equity Incentive Plan.

     5. To act upon any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

     Stockholders of record at the close of business on September 19, 2002 are entitled to notice of and to vote at the meeting.

                                      By Order of the Board of Directors

                                      PAUL JACOBS,
                                      Secretary

October 7, 2002

-------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

-------------------------------------------------------------------------------

     Please fill in, date, sign, and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                                ZYGO CORPORATION

                                LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455

                                 PROXY STATEMENT
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 13, 2002

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of our Common Stock, par value $.10 per share, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on November 13, 2002, or at any adjournment or postponement of the meeting, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of ZYGO. Proxies will be mailed to stockholders on or about October 7, 2002, and will be solicited chiefly by mail; however, certain of our officers, directors, and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, or other personal contact. We will bear the cost of all solicitation expenses, including costs of preparing, assembling, and mailing proxy material.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ZYGO a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of our Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified on the proxy card. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, "for" the adoption of each of Proposals Nos. 1, 3, and 4, and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on September 19, 2002 (the record date) are entitled to notice of and to vote at the Annual Meeting or any and all adjournments or postponements thereof. On September 19, 2002, there were [17,356,607] shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the Annual Meeting.

         PROPOSAL NO. 1 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO CREATE AND ELECT A CLASSIFIED BOARD OF DIRECTORS

                                     GENERAL

     On August 27, 2002, the Board of Directors unanimously approved and recommended for approval by the stockholders an amendment to our Certificate of Incorporation, to add a new Article TENTH creating a classified board of directors (also called a staggered board) (the "Classified Board Proposal"). This proposed amendment to the Certificate of Incorporation is set forth in Appendix A at the end of this Proxy Statement. Under applicable Delaware law, the Classified Board Proposal would become effective upon stockholder approval of the proposal and the subsequent filing of the amendment to the Certificate of Incorporation with the Delaware Secretary of State.

     Our Certificate of Incorporation does not currently contain any provisions with respect to the term of service or removal of directors. The election of directors is currently governed by our bylaws, which provide that all directors are to be elected annually. Delaware law permits provisions in certificates of incorporation or bylaws approved by stockholders that provide for a classified board of directors and corresponding terms of office of greater than one year.

     The Classified Board Proposal provides that, at the upcoming annual meeting, our board of directors will be divided into three classes (denominated Class I, Class II and Class III) which will be as nearly equal in number as possible. The directors in each class will hold office following their initial classification for terms of one year, two years and three years, respectively. Thus, the term of office of the Class I directors will expire at the 2003 annual meeting, the term of office of the Class II directors will expire at the 2004 annual meeting, and the term of office of the Class III directors will expire at the 2005 annual meeting. After the initial term of years, the successors to each class of directors will be elected for three-year terms. Vacancies which occur during a director's term of office will be filled by the board of directors, with the replacement director serving for the remainder of the original director's term. The individuals designated to serve as Class I directors are Messrs. Paul F. Forman and R. Clark Harris; to serve as Class II directors are Messrs. Seymour E. Liebman, Robert G. McKelvey, and J. Bruce Robinson; and to serve as Class III directors are Messrs. Robert B. Taylor, Bruce Worster, and Carl A. Zanoni.

     Proposed Article TENTH, if adopted, may not be amended or repealed (nor any provision of our Certificate of Incorporation or By-Laws inconsistent with Article TENTH be adopted, amended or repealed) without the affirmative vote of at least seventy-five percent (75%) of the Company's outstanding shares entitled to vote. However, this vote requirement will not apply to any amendment, repeal or adoption recommended to the stockholders by two-thirds of the Board. Under such circumstances, an amendment, repeal or adoption may be approved by a simple majority of the votes entitled to be cast by stockholders.

     If the Classified Board Proposal is not approved, all directors will be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

                             PURPOSE OF THE PROPOSAL

     Under the current Certificate of Incorporation, all of the directors are elected at each annual meeting of stockholders. As a result, the holders of a majority of our shares have the ability to replace a majority, or all, of the directors at one annual meeting. Classification will have the effect of slowing changes in the composition of the Board because, absent vacancies in the Board due to directors' retirement, resignation, illness and the like, fewer than half of the Board positions will be subject to election each year. Thus, classification of the Board contributes to continuity and stability in management of our Company.

     The Board of Directors believes that dividing the Board into three classes to serve staggered three-year terms is advantageous to the Company and our stockholders. If the proposed amendment is adopted, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board. The longer time required to elect a majority of a classified board will help to continue to assure continuity and stability of the Company's management and policies, since a majority of the directors at any given time will have prior experience as directors of the Company. The likelihood of continuity and stability in the policies formulated by the Board will be enhanced by having directors who serve three-year rather than one-year terms. The Board further believes that such continuity will facilitate long-range planning and will have a beneficial effect on employee loyalty and customer confidence, which are important factors in our business. It also is believed that establishing three-year terms will increase the Company's ability to attract and retain desirable directors. The Board believes that the proposed amendments to our Certificate of Incorporation provided in this Classified Board Proposal will permit it to represent more effectively the interests of our Company's stockholders.

     In addition, while the Classified Board Proposal is not in response to any effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, such a delay may help ensure that the directors, if confronted by a third party attempting to force a proxy contest, a tender or exchange offer, or other extraordinary corporate transaction, will have sufficient time to review the proposal, as well as any available alternatives, and act in a manner the directors believe to be in the best interests of our stockholders. The Board of Directors believes that any threat of imminent removal of the Company's management would severely

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

curtail its ability to negotiate effectively with an outside party. Management might be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals, and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. A classified board, by eliminating or reducing the threat of imminent removal of the entire Board of Directors, would provide more time to evaluate any takeover proposal, thereby enabling the Board of Directors to protect better the interests of the Company and the remaining stockholders if a takeover bidder obtains voting control of a majority of our stock. Furthermore, if proposed Article TENTH is adopted, the power to determine the number of directors, within the limits set by the Certificate of Incorporation, and the power to fill vacancies will vest solely in the Board, and no stockholder will be able to obtain sudden control by increasing the size of the Board and filling vacancies.

                    POSSIBLE ADVERSE EFFECTS OF THE PROPOSAL

     Classification provisions may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer, or otherwise attempting to obtain control of the Company, even though such an attempt might result in a short-term financial benefit for our stockholders. The proposed amendments may discourage individuals or entities from purchasing shares of our common stock in order to acquire a significant minority position to obtain actual control of the Company by electing their own slate of directors, or to achieve some other goal, such as the repurchase of their shares at a premium or a restructuring of our Company by threatening to obtain such control, because the provisions of the proposed amendments may delay the purchaser's ability to obtain control of the Board in a relatively short period of time.

     Classification of the Board also is likely to increase the possibility that incumbent directors will retain their positions, if they so desired. If proposed Article TENTH is adopted, voting at two annual meetings will be required in order to change a majority of the directors, even if holders of a majority of the outstanding shares believe that a change in the composition of the Board of Directors is desirable. The terms of office of only one-third or less of the incumbent directors will expire each year, and an incumbent director may not be removed without cause even where the only reason for the proposed removal may be stockholder dissatisfaction with the performance of the incumbent director.

     The General Corporation Law of Delaware provides, generally, that directors serving on a classified Board of Directors may be removed by the stockholders only for cause. When, as now, the Board of Directors is not classified, the General Corporation Law of Delaware permits directors to be removed by stockholders with or without cause.

                   VOTE REQUIRED FOR ADOPTION OF THE PROPOSAL

     In accordance with applicable Delaware law, and our Certificate of Incorporation, the affirmative vote of a majority of our shares of Common Stock entitled to vote on this proposal is required to adopt the proposed amendments to the Certificate of Incorporation contemplated by this Proposal No.1.

                                 RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the amendment to the Certificate of Incorporation included in the Classified Board Proposal to create and elect a classified board of directors. The Board believes that the proposed amendment is in the best interests of our Company and the stockholders. Proxies received will be voted in favor of the Classified Board Proposal unless otherwise indicated.

                 PROPOSAL NO. 2--ELECTION OF BOARD OF DIRECTORS

     Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. The enclosed proxy, unless otherwise specified, will be voted to elect as directors the eight nominees named below, each of whom is presently a director of the Company. If Proposal No. 1 is approved, a classified Board consisting of three classes of directors will be elected as contemplated in proposed Article TENTH to the Certificate of Incorporation (which, as stated earlier, is attached at the end of this Proxy Statement as Appendix A). If elected, the nominees designated as Class I directors will serve until the 2003 Annual Meeting of Stockholders, the nominees designated as Class II directors will serve until the 2004 Annual Meeting of Stockholders, and the nominees designated as Class III directors will serve until the 2005 Annual Meeting of Stockholders and, in each case, until their respective successors are elected and qualified. If Proposal No. 1 is not approved, each director elected will hold office until the next Annual Meeting of Stockholders. The affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy is required for the election of directors. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for a nominee or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not affect the election of the nominees receiving the plurality of votes.

     EACH PROXY RECEIVED WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY.

     All nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.


                                           PRINCIPAL OCCUPATION DURING PAST FIVE                              DIRECTOR
NOMINEE                                    YEARS AND CERTAIN OTHER DIRECTORSHIPS                       AGE      SINCE
-------                                    -------------------------------------                       ---      -----
Nominees to serve until 2003 Annual Meeting of Stockholders (Class I)

Paul F. Forman           Chairman Emeritus as of November 1998; Chairman of the Board from June        68        1970
                         1970 to November 1998; independent consultant to and Board member of a number of hi-tech private companies for more than the last five years.

R. Clark Harris          Chairman of New Focus since April 2002; from July 2001 to April 2002,         65        2000
                         President, Chairman, and Chief Executive Officer; from June 1998 to
                         October 2001, Partner of NorthEast Ventures; and from May 1995 to May
                         1998, President of Uniphase Telecommunication Products.

Nominees to serve until 2004 Annual Meeting of Stockholders (Class II)

Seymour E. Liebman       Executive Vice President and General Counsel of Canon U.S.A., Inc. for
                         more than the last five years.                                                53        1993

Robert G. McKelvey       Chairman and President of George McKelvey Co., Inc. (Investment Advisor
                         and Securities Broker-Dealer) for more than the last five years.              65        1983

J. Bruce Robinson        Chairman, President, and Chief Executive Officer of the Company since         60        1999
                         November 2000; President and Chief Executive Officer of the Company since
                         November 1999; and President of the Company from February 1999 to
                         November 1999; President Worldwide Operations of The Foxboro Company from
                         1996 to 1998.


                                           PRINCIPAL OCCUPATION DURING PAST FIVE                              DIRECTOR
NOMINEE                                    YEARS AND CERTAIN OTHER DIRECTORSHIPS                       AGE      SINCE
-------                                    -------------------------------------                       ---      -----
Nominees to serve until 2005 Annual Meeting of Stockholders (Class III)

Robert B. Taylor         Senior Vice President for Finance and Administration of the Colonial          55        1988
                         Williamsburg Foundation since January 2001; Vice President and
                         Treasurer of Wesleyan University from April 1985 to January 2001.

Bruce Worster            Private Investor since 2001; Vice President, Strategic Manufacturing          59        2002
                         Technology of JDS Uniphase from 1999 to 2001; and President of Ultrapointe
                         Corporation (a subsidiary of Uniphase Corporation) from 1997 to 1998.

Carl A. Zanoni           Senior Vice President, Technology of the Company since November 2001;         61        1970
                         Vice President, Technology from June 1998 to November 2001; and Vice
                         President of Research, Development and Engineering from April 1992 to
                         June 1998.

                               BOARD OF DIRECTORS

     Seven meetings of the Board of Directors were held in fiscal 2002.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, Compensation and Stock Option Committee, and Nominating Committee to assist it in the discharge of its responsibilities.

     The Audit Committee reviews the scope, plan, and results of the annual audit, any non-audit services provided by the independent public accountants, the procedures and policies with respect to internal accounting controls, and recommends the firm to be employed as independent auditors. Ten meetings of the Audit Committee were held in fiscal 2002. Messrs. Forman, McKelvey, and Taylor presently are the members of the Audit Committee. In May 2000, the Board of Directors adopted a written charter for the Company's Audit Committee.

     The Compensation and Stock Option Committee determines or recommends the compensation of certain executive officers and key employees of ZYGO, is empowered to grant stock options to key employees under our Amended and Restated Non-Qualified Stock Option Plan and to employees, directors and consultants under our 2002 Equity Incentive Plan (if Proposal No. 4 is adopted), and recommends to the Board amendments to existing employee benefit plans and adoption of any new benefit plans. Messrs. Forman, Harris, Liebman and McKelvey presently are the members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee met three times during fiscal 2002.

     The Nominating Committee considers candidates (and potential candidates) for the office of director of our Company, who are brought to its attention from whatever source, and recommends to the full Board the names of those persons, willing to serve, whom they believe it will be in our overall best interest to have fill any available vacancy or vacancies. Stockholders who wish to propose director candidates for consideration by the Nominating Committee may do so by writing to our Secretary, giving the candidate's name, biographical data and qualifications. The Nominating Committee also serves as our corporate governance committee, charged with reviewing and reporting to the Board on matters relating to the relationship of the Board, the Stockholders, and Management in determining the direction and performance of the Corporation. Messrs. Forman, Robinson, Harris, and Liebman presently are the members of the Nominating Committee. The Nominating Committee had one meeting during fiscal 2002.

     It is contemplated that the membership of various of these Board Committees will change during this next fiscal year in order to comply with newly adopted federal securities laws and regulations and the regulations of NASDAQ.

     Each director attended at least 75% of the total number of meetings held during fiscal 2002 of the Board and Committees on which he served that were held during the period in which the individual served as a Board or Committee member.

     Under our Amended and Restated Non-Employee Director Stock Option Plan (the "Amended and Restated Director Plan"), effective September 24, 1999, each new director who is not also an employee of ZYGO or any of our subsidiaries (a "Non-Employee Director") generally is granted an option to purchase 8,000 shares of Common Stock on his or her first day of service as a Non-Employee Director or, if such first day of service is at least nine months after our last Annual Meeting, the date of the first Annual Meeting occurring after his or her first day of service. Each other Non-Employee Director (including individuals who may have been new Non-Employee Directors in prior years) is granted an option to purchase 3,000 shares of Common Stock on the date of each Annual Meeting during his or her service as a Non-Employee Director. All options will be exercisable at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, will be fully exercisable on the date of grant and will have a ten year term. In addition, Non-Employee Directors receive $1,000 for each board meeting attended in person, $500 for each board meeting attended by telephone connection, and $500 for committee meetings attended. Each Non-Employee Director also is reimbursed for out-of-pocket expenses incurred as a result of attendance at a board or committee meeting.

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

                        COMMITTEE REPORT TO STOCKHOLDERS

     The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that ZYGO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation and Stock Option Committee is comprised of four non-employee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on ZYGO's business goals and consistent with stockholders' interests. Our specific duties entail reviewing ZYGO's compensation practices and determining or recommending compensation for certain executive officers and key employees.

COMPENSATION PHILOSOPHY

     ZYGO believes that a strong, explicit link should exist between executive compensation and the value delivered to stockholders. This belief has been adhered to by developing both short-term and long-term incentive pay programs, which provide competitive compensation and mirror the Company's performance. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's strategy, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

     Pay Mix and Measurement. The Company's executive compensation is based on three components, base salary, short-term incentives, and long-term incentives, each of which is intended to serve the overall compensation philosophy. In awarding salary increases and bonuses, we did not relate the various elements of corporate performance to each element of executive compensation. Rather, our Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance and an executive's contribution to this performance.

     Base Salary. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. Annual salary adjustments are determined by evaluating overall Company performance and the performance of each executive officer taking into account new responsibilities. Individual performance ratings take into account such factors as achievement of the operating plan and attainment of specific individual objectives.

     Short-Term Incentives. At the start of each fiscal year, target levels of financial performance are established by senior management of ZYGO during the budgeting process and approved by the Board of Directors. An incentive award opportunity is established for each employee based on the employee's level of responsibility, potential contribution, the success of the Company, and competitive considerations.

     The employee's actual award is determined at the end of the fiscal year based on the Company's achievement of its pretax profit and revenue goals and an assessment of the employee's individual performance, including contributions in a number of specific areas, such as quality, customer satisfaction, innovation, and efficiency. We approve all awards made to senior executives.

     Long-Term Incentives. Stock options are granted from time-to-time to reward key employees' contributions. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability. Options are granted at the prevailing market value of the Common Stock and will only have value if the stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must continue to be employed by ZYGO for the options to vest.

FISCAL 2002 COMPENSATION TO CHIEF EXECUTIVE OFFICER

     The compensation of Mr. Robinson, the Chief Executive Officer of Zygo, has been determined and adjusted on the same basis as used for all executives as described above. During fiscal 2002, Mr. Robinson received salary payments totaling $300,000. Due to the Company's financial performance versus its targets in fiscal 2002, Mr. Robinson will not receive a bonus under Zygo's Management Incentive Plan for fiscal 2002.

     Our Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. We believe that compensation levels during 2002 adequately reflect the Company's compensation goals and policies.

     In general, Section 162(m) of the Internal Revenue Code of 1986 imposes a $1 million limit on the amount of compensation the Company can deduct for a year with respect to each of the certain executive officers. For this purpose, certain performance based and other compensation may, under certain circumstances, be disregarded. We are mindful of the deductibility limitation in making compensation decisions. Nevertheless, there can be no assurance that compensation realized with respect to any particular stock option or other award will be fully deductible.

                                      COMPENSATION AND STOCK OPTION COMMITTEE
                                      Robert G. McKelvey, Chairman
                                      Paul F. Forman
                                      R. Clark Harris
                                      Seymour E. Liebman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Paul F. Forman, R. Clark Harris, Seymour E. Liebman, and Robert G. McKelvey are presently the members of the Compensation Committee. Mr. Liebman is the Executive Vice President and General Counsel of Canon U.S.A., Inc., an affiliate of Canon Inc. ("Canon"). Canon Sales Co., Inc., a subsidiary of Canon, acts as an exclusive distributor of certain of our products in Japan. Sales to Canon and Canon Sales Co., Inc. aggregated approximately $17,636,000 for fiscal 2002. Selling prices were based, generally, on the normal terms given to domestic distributors. In addition, Canon and we have entered into agreements providing for confidential exchanges of certain technology, similar to agreements with various other customers. See "Certain Relationships and Related Transactions" later in this Proxy Statement.

                             EXECUTIVE COMPENSATION

     The following table contains information concerning the cash compensation paid or to be paid by ZYGO, as well as certain other compensation paid or accrued during the fiscal years indicated, to our Chief Executive Officer during the 2002 fiscal year and our other four most highly compensated executive officers (which we refer to as the "named executives") whose cash compensation exceeded $100,000 for the year ended June 30, 2002 for services in all capacities to our Company.

                                         SUMMARY COMPENSATION TABLE


                                                                                                LONG-TERM
                                                     ANNUAL COMPENSATION                   COMPENSATION AWARDS
-------------------------------------------------------------------------------------------------------------------
                                                                                       SECURITIES      ALL OTHER
NAME & PRINCIPAL POSITION        FISCAL                               OTHER ANNUAL    UNDERLYING     COMPENSATION
HELD DURING FISCAL 2002           YEAR       SALARY        BONUS     COMPENSATION(1)  OPTIONS/SARS     (2)(3)(4)
-------------------------------------------------------------------------------------------------------------------
J. Bruce Robinson (5)             2002      $300,000      $     --      $10,800           35,000        $ 9,188
Chairman, President and           2001      $293,269      $146,358      $10,800           84,625        $ 7,888
Chief Executive Officer           2000      $268,269      $     --      $10,800           20,000        $43,448

John Berg (6)                     2002      $200,000      $     --      $10,800            7,000        $ 6,842
President, Zygo TeraOptix,        2001      $200,000      $ 34,144      $10,385          112,500        $ 4,277
Director                          2000      $ 23,077      $     --      $ 1,246               --        $    --

Brian J. Monti (7)                2002      $191,268      $     --      $10,800            7,000        $ 6,587
Vice President, Worldwide         2001      $187,454      $ 74,321      $10,800           26,875        $ 6,374
Sales and Marketing               2000      $169,804      $     --      $10,385           25,000        $66,288

Patrick Tan (8)                   2002      $175,000      $     --      $10,800           27,000        $ 6,112
Vice President, Business          2001      $175,000      $ 29,882      $10,385           68,780        $ 3,824
Operations, Zygo TeraOptix        2000      $ 20,192      $     --      $ 1,246               --        $    --

Carl A. Zanoni                    2002      $222,277      $     --      $10,800            7,000        $ 7,625
Vice President                    2001      $222,277      $ 77,935      $10,800           56,250        $ 7,057
Technology, Director              2000      $207,308      $     --      $10,800           20,000        $ 5,559

---------------

(1)  Amounts paid as automobile allowance.

(2)  Includes aggregate amounts of $6,308, $4,442, $4,384, $4,012, and $5,013 in fiscal 2002, $5,008, $1,923, $4,171, $1,808, and $4,444 in fiscal 2001, and
     $0, $0, $0, $0, and $3,831 in fiscal 2000, paid or contributed on behalf of Messrs. Robinson, Berg, Monti, Tan, and Zanoni, respectively, under our Defined Contribution Profit Sharing Plan. Contributions made under the profit sharing component of the Plan are determined annually by the Board of Directors, based on each employee's compensation, and vest at the rate of 20% per year of service to our Company. Employees are fully vested in contributions made in the discretion of ZYGO under the 401(k) component of the Plan.

(3)  Includes $2,880, $2,304, $2,203, $2,016, and $2,613 in fiscal 2002, $2,880,
     $2,304, $2,203, $2,016, and $2,613 in fiscal 2001, and $1,728, $0, $1,728,
     $0, and $1,728 in fiscal 2000 for Messrs. Robinson, Berg, Monti, Tan, and Zanoni, respectively, representing the value of life insurance provided to the named executives.

(4) Includes relocation expenses of $41,720 and $64,500 for Messrs. Robinson and Monti, respectively, in fiscal 2000.

(5) Mr. Robinson became our President on February 22, 1999, Chief Executive Officer on November 17, 1999, and Chairman of the Board on November 27, 2000.

(6)  Mr. Berg became an officer of ZYGO in May 2000.

(7)  Mr. Monti became an officer of ZYGO in July 1999.

(8)  Mr. Tan became an officer of ZYGO in May 2000.


                                   OPTION PLAN BENEFITS GRANTED DURING FISCAL 2002


                                                                                             Potential Realized Value
                                                                                            at Assumed Annual Rates of
                                                                                             Stock Price Appreciation
                                            Individual Grants                                     for Option Term
------------------------------------------------------------------------------------------------------------------------
                                 No. of       % of Total
                               Securities       Options
                               Underlying     Granted to     Exercise Price
                                Options      Employees in     or Base Price    Expiration
Name                          Granted (1)        2002         per Share (2)       Date           5%            10%
------------------------------------------------------------------------------------------------------------------------
J. Bruce Robinson                35,000           10.7%          $12.51         8/20/11       $275,362      $697,820
John Berg                         7,000            2.1%          $12.51         8/20/11       $ 55,072      $139,564
Brian J. Monti                    7,000            2.1%          $12.51         8/20/11       $ 55,072      $139,564
Patrick Tan                      27,000            8.3%          $12.51         8/20/11       $212,422      $538,318
Carl A. Zanoni                    7,000            2.1%          $12.51         8/20/11       $ 55,072      $139,564
------------------------------------------------------------------------------------------------------------------------

(1)  Options vest ratably over four years on the anniversary of the grant.

(2) For all option grants, the exercise price was equal to the market value of the underlying Common Stock on the day of the grant.


                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                        Numbers of Unexercised       Value of Unexercised In-the Money
                                                       Options at June 30, 2002         Options at June 30, 2002 (1)
                                                    --------------------------------------------------------------------
                           Shares
                        Acquired on      Value
Name                      Exercise      Realized    Exercisable    Unexercisable       Exercisable       Unexercisable
------------------------------------------------------------------------------------------------------------------------
J. Bruce Robinson           --             --          68,657         120,968            $   --              $   --
John Berg                   --             --          28,125          91,375            $   --              $   --
Brian J. Monti              --             --          19,219          39,656            $   --              $   --
Patrick Tan                 --             --          17,188          78,562            $   --              $   --
Carl A. Zanoni              --             --          28,563          60,687            $   --              $   --
------------------------------------------------------------------------------------------------------------------------

(1) Options with an exercise price less than the market value of the underlying Common Stock price at June 30, 2002 of $8.05 (the closing price in the public markets).

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about the Corporation's common stock that may be issued upon exercise of options and rights under all of the Corporation's existing equity compensation plans as of June 30, 2002, including the Amended and Restated Non-Qualified Stock Option Plan, the Amended and Restated Non-Employee Director Stock Option Plan, and the Employee Stock Purchase Plan. The table does not include information about the proposed 2002 Equity Incentive Plan which has not yet been approved by stockholders and no grants have been made under the 2002 Plan.


                                           Number of securities            Weighted-average           Number of
                                             to be issued upon            exercise price of           securities
                                          exercise of outstanding            outstanding              remaining
                                              options, warrants,          options, warrants,        available for
Plan Category                                    and rights                   and rights           future issuance
------------------------------------     -------------------------        -------------------      ---------------
Equity Compensation Plans Approved
by Stockholders                                 2,120,719 (1)                   $42.106                1,936,198

Equity Compensation Plans
Not Approved by Stockholders                       25,000 (2)                   $18.640                       --

                                                ---------                       -------                ---------
TOTAL                                           2,145,719                       $41.832                1,936,198
                                                =========                       =======                =========

(1) Reflects options and securities issued under our Amended and Restated Non-Qualified Stock Option Plan, the Amended and Restated Non-Employee Director Stock Option Plan, and the Employee Stock Stock Purchase Plan. Does not include options to purchase an aggregate of 64,068 shares of Common Stock under our Employee Stock Purchase Plan, with an exercise price of $6.8425 per share, which were exercised for the offering period ended June 30, 2002.

(2) A warrant issued to Zetetic Institute which is described below.

     On June 26, 2001, the Board of Directors issued a warrant to purchase 25,000 shares of our Common Stock to the Zetetic Institute, a non-profit organization that provides assistance to us in connection with certain research and development activities. Such warrant did not receive stockholder approval. The warrant has an exercise price of $18.64 per share, the closing price of our Common Stock on the date of issuance, expires on June 26, 2011 and vests, in equal annual increments, on each of the first four anniversaries of the date of issuance.

                       OTHER AGREEMENTS AND OTHER MATTERS

     In January 1999, we entered into an employment agreement with Mr. Robinson. Under the employment agreement, Mr. Robinson receives an annual base salary of $250,000, or such higher amount as the Board may determine from time-to-time. The term of Mr. Robinson's employment under the employment agreement is one year, commencing February 22, 1999, subject to automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement also provided for the grant to Mr. Robinson of a stock option to purchase 50,000 shares of the Company's Common Stock, at the market price on the date of grant, with 25% of the stock option vesting at the end of each of the first four years.

     Effective November 18, 1999, Mr. Robinson's employment agreement was amended to change Mr. Robinson's position to President and Chief Executive Officer and to increase his annual base salary to $275,000 (or such higher amount as the Board may determine from time-to-time).

     In July 1999, we entered into an employment agreement with Mr. Monti to serve as Vice President - Sales & Marketing. Under the agreement, Mr. Monti receives an annual base salary of $175,000 or such higher amount as the Board may determine from time-to-time. The term of Mr. Monti's agreement is one year and is subject to automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement with Mr. Monti also provided for the grant to Mr. Monti of a stock option to purchase 20,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock options vesting at the end of each of the first four years.

     The employment agreements described above grant to Messrs. Robinson and Monti a severance package in the event ZYGO terminates their employment (other than for justifiable cause (as defined in each of the employment agreements), disability, or death) with our Company. Under the package, Mr. Robinson would be provided his base salary from the time of his involuntary termination to 12 months thereafter. In addition, in the event Mr. Robinson resigns within 90 days of a "Change of Control" (as defined in his agreement) of our Company, the agreement generally provides for (i) the continued payment of his salary for a one-year period, and (ii) the continuation, for a period of the lesser of one year or until covered by another plan, of all existing health insurance, dental coverage, life insurance, AD&D and long-term disability coverage then in effect for Mr. Robinson. The severance coverage for Mr. Robinson additionally provides for the automatic vesting of options to purchase shares of the Common Stock then held by Mr. Robinson.

     Mr. Monti's agreement provides for the continuation of his base salary for six months from the date of his involuntary termination. In the event his employment is terminated without justification and occurs after a "Change of Control", the agreement provides for the (i) continuation of existing health, dental and long term disability insurances, as well as AD&D coverage in effect at the time of termination for a period of the lesser of six months or until covered by another plan and (ii) continuation of Mr. Monti's salary for a period of six months after the date of termination.

     In connection with our acquisition of Firefly Technologies, Inc. (now called Zygo TeraOptix) in May 2000, Zygo TeraOptix entered into an employment agreement with, among others, each of John Berg and Patrick Tan, the President and Vice President, Business Operations, respectively, of Zygo TeraOptix. The employment agreements provide for a term of three years commencing May 5, 2000, subject to automatic one-year renewal terms unless terminated by either party upon sixty (60) days prior written notice. The employment agreements further provide for Mr. Berg and Mr. Tan to receive, among other things, an annual base salary of $200,000 and $175,000, respectively, or such higher amount as the President of ZYGO may determine from time-to-time, and one year's base salary as severance in the event his employment is terminated by ZYGO (other than for justifiable cause (as defined in each of the agreements), disability, or death) or by Mr. Berg or Mr. Tan, as applicable, for Good Reason (as defined in each of the agreements). The severance coverage for each of Messrs. Berg and Tan additionally provides for the automatic vesting of options to purchase shares of our Common Stock then held by Mr. Berg or Mr. Tan, as applicable, in the event the employment is terminated by him for Good Reason.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they filed.

     Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2002, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that Messrs. Berg [2 days late] and Dressler [4 days late] erroneously failed to file a Form 4 on a timely basis. These filings were subsequently made.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Canon Sales Co., Inc., a subsidiary of Canon, acts as a distributor of certain of our products in Japan. (See "Compensation Committee Interlocks and Insider Participation" earlier in this Proxy Statement.)

     In December 2000, we made loans to two executive officers and then directors, John Berg and Patrick Tan. Mr. Berg and Mr. Tan executed promissory notes in principal amounts of $114,782 and $72,418, respectively. The promissory notes were secured by real property owned by Mr. Berg and Mr. Tan, bore interest at a rate equal to 7% per annum, and were payable to us upon demand. The purpose of the loans was to allow Mr. Berg and Mr. Tan to satisfy their tax obligations arising from our acquisition of Firefly Technologies, Inc., in which they were principal shareholders. The loans were repaid in April 2001.

     On April 11, 2001, we purchased an aggregate of 239,605 shares of our Common Stock from Messrs. Berg and Tan, pursuant to stock purchase agreements; all at a price per share of $20.81 (the closing market price of the Common Stock on that day). The purpose of the purchase was to allow Messrs. Berg and Tan to satisfy their respective tax obligations arising from the Firefly acquisition, and to satisfy and extinguish the loans referred to in the above paragraph.

                          REPORT OF THE AUDIT COMMITTEE

     The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management is responsible for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting and other matters.

     Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the Company's audited financial statements which are included in the Company's 2002 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

     In addition, the Board of Directors has determined that all of the members of the Audit Committee are "independent," as defined by the rules of the National Association of Securities Dealers.

                                        AUDIT COMMITTEE
                                        Robert B. Taylor, Chairman
                                        Paul F. Forman
                                        Robert G. McKelvey

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 30, 2002 (except as otherwise noted), (i) by each director of the Company, (ii) by each executive officer named in the Summary Compensation Table (see "Executive Compensation") (iii) by each person known by the Company to own beneficially 5% or more of its Common Stock, and (iv) by all directors and executive officers of the Company as a group. All such beneficial owners have sole voting and investment power with respect to the shares of Common Stock shown as owned by them, except for shares which can be acquired by the exercise of stock options and as may otherwise be noted. Unless otherwise indicated, the address for the named persons is c/o Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.


DIRECTORS, OFFICERS AND
5% STOCKHOLDERS                                        NUMBER OF SHARES                     % OF COMMON STOCK
------------------------------------------------       ----------------                     -----------------
John S. Berg (a)                                           186,742                               1.1%

Paul F. Forman (b)                                         381,530                               2.2%

R. Clark Harris (c)                                         14,000                              <0.1%

Seymour E. Liebman (d)                                      86,500                               0.5%

Robert G. McKelvey (e)                                     123,370                               0.7%

J. Bruce Robinson (f)                                       88,564                               0.5%

Patrick Tan (g)                                            174,728                               1.0%

Robert B. Taylor (h)                                        71,500                               0.4%

Bruce Worster (i)                                            8,000                              <0.1%

Carl A. Zanoni (j)                                         504,463                               2.9%

Brian J. Monti (k)                                          27,435                               0.2%

Kopp Investment Advisors, Inc. (l)
  7701 France Avenue South
  Edina, Minnesota 55435                                 3,397,407                              19.5%

Capital Guardian Trust Co. (m)
  333 South Hope Street
  Los Angeles, California 90071                          1,317,400                               7.6%

Kern Capital Management (n)
  114 West 47th Street
  New York, New York 10036                               1,885,000                              10.8%

Canon Inc. (o)
  Shinjuku Dai-Ichi Seimei Building
  Tokyo 160, Japan                                       1,210,410                               6.9%

Deutsche Investment Management Americas Inc. (o)
  345 Park Avenue
  New York, New York 10154                                 864,700                               5.0%

All directors and executive officers as a
group (16 persons) (p)                                   1,816,043                              10.1%


                                                                                (Footnotes on following page)

-------------

(a) Includes options to purchase 29,875 shares of Common Stock, which are exercisable within 60 days.

(b) Includes options to purchase 9,000 shares of Common Stock, which are exercisable within 60 days.

(c) Includes options to purchase 14,000 shares of Common Stock, which are exercisable within 60 days.

(d) Includes options to purchase 69,000 shares of Common Stock, which are exercisable within 60 days. Does not include 1,210,410 shares owned by Canon, Inc., an affiliate of Canon U.S.A., Inc.

(e) Includes options to purchase 9,000 shares of Common Stock, which are exercisable within 60 days.

(f) Includes options to purchase 82,407 shares of Common Stock, which are exercisable within 60 days.

(g) Includes options to purchase 23,938 shares of Common Stock, which are exercisable within 60 days.

(h) Includes options to purchase 66,000 shares of Common Stock, which are exercisable within 60 days.

(i) Includes options to purchase 8,000 shares of Common Stock, which are exercisable within 60 days.

(j) Includes options to purchase 33,063 shares of Common Stock, which are exercisable within 60 days.

(k) Includes options to purchase 25,969 shares of Common Stock, which are exercisable within 60 days.

(l) The amount shown and the following information is derived from Amendment No. 7 to Schedule 13G, dated February 6, 2002, filed jointly on behalf of Kopp Investment Advisors, Inc. ("Kopp Advisors"), Kopp Holding Company ("Kopp Holding"), and LeRoy C. Kopp ("LCK"). Kopp Advisors has sole voting power over 1,060,200 of such shares, sole dispositive power over 745,000 of such shares and shared dispositive power over 2,492,668 of such shares. LCK is deemed to beneficially own 3,487,407 shares of common stock and has sole voting and dispositive power over 90,000 of such shares. Kopp Holding is deemed to beneficially own 3,397,407 shares of common stock. Kopp Advisors is a wholly owned subsidiary of Kopp Holding; and LCK owns 100% of the outstanding capital stock of Kopp Holding.

(m) The amount shown and the following information is derived from Schedule 13G, dated February 11, 2002, filed jointly on behalf of Capital Group International, Inc. ("Capital Group") and Capital Guardian Trust Company ("Capital Guardian"). Capital Group has sole voting power over 918,200 of such shares and sole dispositive power over such 1,317,400 shares. Capital Guardian has sole voting power over 918,200 such shares.

(n) The amount shown and the following information is derived from Amendment No. 2 to Schedule 13G, dated February 14, 2002, filed jointly on behalf of Kern Capital Management LLC ("Kern Capital"), Robert E. Kern Jr. ("REK") and David G. Kern ("DGK"). Each of Kern Capital, REK, and DGK is deemed to beneficially own all such 1,211,000 shares of common stock. Kern Capital has sole voting power over 1,830,100 of such shares and sole dispositive power over such 1,885,000 shares. Each of REK and DGK has shared voting power over 1,830,100 of such shares and shared dispositive power over such 1,885,000 shares. REK and DGK are controlling members of Kern Capital.

(o)  Information derived from NASDAQ Online as of August 27, 2002.

(p) Includes options to purchase 496,409 shares of Common Stock, which are exercisable within 60 days.

                                PERFORMANCE GRAPH

     The Stock Price Performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the Nasdaq National Market--U.S. Index and (ii) a group of peer companies weighted to reflect differing market capitalizations. Companies in the peer group are ADE Corp., Cyberoptics Corp., KLA-Tencor Corp., Integral Vision, Inc., Nanometrics, Inc., Perceptron, Inc., and Robotic Vision Systems, Inc.

                   [GRAPHICAL REPRESENTATIVE OF TABLE BELOW]

                             6/97    6/98    6/99    6/00    6/01     6/02
                            ------  ------  ------   ------  ------  ------
Zygo Corporation            100.00   48.17   37.20   295.33   72.36   26.18
Peer Group                  100.00  131.62  189.31   279.93  151.75  103.40
NASDAQ STOCK MARKET US      100.00   55.22  109.91   223.57  191.17  139.79

       PROPOSAL NO. 3 -- AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
      AUTHORIZE 2,000,000 SHARES OF A NEW CLASS OF "BLANK CHECK" PREFERRED
             STOCK AND 40,000,000 ADDITIONAL SHARES OF COMMON STOCK

                                     GENERAL

     On August 27, 2002, the Board of Directors unanimously approved and recommended for approval by the stockholders an amendment to Article FOURTH of the Company's Certificate of Incorporation for the purposes of (i) increasing the number of its authorized shares of common stock, par value $.10 per share, from 40,000,000 (as presently authorized) to 80,000,000 and (ii) creating a new class of 2,000,000 shares of "blank check" preferred stock, $.01 par value per share, issuable in such series and with such terms and conditions as the Board of Directors may determine. There are currently 40,000,000 shares of Common Stock and no shares of Preferred Stock authorized. As of September 19, 2002, there were _______ shares of Common Stock issued and outstanding.

     If this proposed amendment is approved by our stockholders, we will have a total of 82,000,000 authorized shares, of which 80,000,000 shares are Common Stock and 2,000,000 shares are Preferred Stock, any and all of which generally may be issued by the Board of Directors without further stockholder approval. The Preferred Stock that would be authorized by this amendment is referred to as "blank check" preferred stock. The term "blank check" preferred stock refers to stock for which the designation, preferences, conversion rights, cumulative, relative, participating, optional and other rights, including voting rights, qualifications, limitations or restrictions are determined by the board of directors of a corporation. If this proposal is approved, the Board of Directors will be entitled to authorize the creation and issuance of 2,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board of Directors, and no further authorization will be required from our stockholders. Among other things, the Board of Directors would be empowered to fix:

(1) the distinctive series designation and number of shares which will constitute that series;

(2)  the dividend rate and payment dates for a series, if any;

(3)  the redemption provisions and price or prices, if any, for a series;

(4) the obligation, if any, of the Company to retire shares of a series pursuant to a sinking fund;

(5) the terms and conditions, if any, on which shares of a series are convertible into, or exchangeable for, shares of stock or any other securities, including the price or prices, or the rate of exchange (including adjustments) thereof;

(6) the amounts payable to holders of a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

(7) the priority or parity rights, if any, of a series to other authorized shares of our stock; and

(8) the voting rights, if any, and any other powers, preferences, privileges and qualifications, limitations or restrictions of a series.

     The full text of the proposed amendment is attached at the end of this proxy statement as Appendix B Proposed Article FOURTH, if adopted, may not be amended or repealed without the affirmative vote of two-thirds or more of the outstanding shares of our stock entitled to be cast and voted.

                             PURPOSE OF THE PROPOSAL

     The purpose of this amendment is to maximize the Company's ability to expand its capital by providing additional authorized capital stock which may be issued for such corporate purposes as the Board of Directors may determine to be desirable from time to time. These purposes may include, but are not limited to, future financing, investment opportunities, acquisitions, the declaration of stock splits, stock dividends or other distributions, or any other corporate purposes and needs. If the issuance of shares is deemed advisable in connection with any of the above stated purposes or any other corporate purpose, having the authority to issue the additional shares would avoid the time delay and expense of a special shareholders' meeting to authorize the issuance of Common Stock or preferred stock and would enable us to take timely advantage of market conditions or the availability of favorable opportunities. In the event of a hostile attempt to takeover the Company, it might be possible for the Board to issue in a private transaction a series of Preferred Stock with rights and preferences, which could impede the completion of such a transaction. No further action or authorization by the stockholders would be necessary prior to issuance of this stock, except as may be required for a particular transaction by applicable law or regulation, or pursuant to the rules of any stock exchange on which our securities may then be listed.

     The specific terms of any series of Preferred Stock will depend primarily on market conditions and other factors existing at the time of issuance. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interests of our Company and stockholders.

     The Board of Directors has no present plans, understandings or agreements for issuing any shares of Preferred Stock. Nevertheless, the Board of Directors considers it desirable to have Preferred Stock available to provide the Company with increased flexibility in structuring possible future financing and acquisitions, in responding to a hostile attempt to takeover the Company, and in meeting other corporate needs which may arise.

                    POSSIBLE ADVERSE EFFECTS OF THE PROPOSAL

     The issuance of the preferred stock may have certain adverse effects upon the current holders of Common Stock. Issuance of shares of preferred stock may affect the voting rights of holders of Common Stock if any class or series of preferred stock had disproportionately high voting rights, or had voting rights with respect to particular matters. The Board would be authorized to issue a series of Preferred Stock having a class or series vote on any matter submitted to stockholders including, without limitation, the right to vote as a series by itself or together with any other or all series of Preferred Stock as a class. Further, the Board of Directors might determine that upon the occurrence of a stated event, holders of Preferred Stock voting as a class would have the right to elect one or more additional members of the Board of Directors. In addition, the holders of Preferred Stock could have the right to vote as a separate class with respect to certain actions which adversely affect or subordinate their rights. The issuance of Preferred Stock or additional shares of Common Stock (either directly or through the issuance of a class or series of preferred stock convertible into or redeemable for Common Stock) also would increase the number of shares of Common Stock outstanding, thereby diluting the percentage ownership of existing stockholders, as well as possibly diluting book value per share and/or earnings per share. Shares of Preferred Stock generally will be preferred to Common Stock as to dividend rights and distributions in the event of liquidation.

     Article FOURTH, as proposed to be amended, provides that any series of Preferred Stock, in addition to any preferential fixed dividend, may participate with the Common Stock in any distribution of dividends and, in addition to any preferential fixed amount payable in liquidation, may participate with the Common Stock in the assets of the Company available for distribution upon liquidation, in each case on those terms as may be determined by the Board of Directors. Furthermore, the Board of Directors may determine whether the shares of any series of Preferred Stock can be convertible into Common Stock or any other series of Preferred Stock of the Company, and the conversion price or rate and all other terms and conditions upon which such conversion can be made. The proposed amendment to Article FOURTH also provides that any series of Preferred Stock may be made redeemable at a redemption price or prices payable in shares of Common Stock, as determined by the Board.

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     Stockholders of the Company do not have preemptive rights with respect to any of the presently authorized but unissued shares of Common Stock and would not have any preemptive rights with respect to the Preferred Stock or additional Common Stock.

                 POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSAL

     The authorization or issuance of "blank check" preferred stock may be viewed as being an "anti-takeover" device. Under certain circumstances, these shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the Board of Directors does not believe to be in the best interests of our Company or stockholders, the Board of Directors may issue additional Common Stock or preferred stock which could make any such takeover attempt more difficult to complete. Shares of preferred stock could also be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. In addition, the Board could authorize holders of a series of preferred stock to vote as a class, either separately or with the holders of common stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

     In addition, the power of the Board of Directors to issue Preferred Stock with voting or other rights which might impede or discourage a takeover attempt may make the Company a less attractive takeover candidate and may deter takeover attempts not approved by the Board in which stockholders might receive for some or all of their shares a substantial premium above market value at the time the takeover bid is made. "Blank check" preferred stock may be used in connection with the issuance of a shareholder rights plan (also called a "poison pill"), which may have the effect of discouraging an attempt by another person or entity to acquire control of the Company through the acquisition of a substantial number of shares of our Common Stock by increasing the cost or dilution to the possible acquirer.

     Currently, the Board of Directors has not approved any plan to issue any Preferred Stock for this or any other purpose. The Board of Directors does not intend to issue any Common Stock or Preferred Stock except on terms that the Board of Directors deems to be in the best interest of our Company and stockholders.

                   VOTE REQUIRED FOR ADOPTION OF THE PROPOSAL

     In accordance with applicable Delaware law and our Certificate of Incorporation, the affirmative vote of a majority of our shares of Common Stock entitled to vote on this proposal is required to adopt the proposed amendment to the Certificate of Incorporation contemplated by this Proposal No. 3.

                                 RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the amendment to the Certificate of Incorporation included in this Proposal No. 3 to authorize 2,000,000 shares of a new class of "blank check" preferred stock and increase the authorized number of shares of Common Stock to 80,000,000 shares. The Board believes that the proposed amendment is in the best interests of our Company and stockholders. Proxies received will be voted in favor of this Proposal No. 3 unless otherwise indicated.

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                PROPOSAL NO. 4 - APPROVAL OF THE ADOPTION OF THE
                   ZYGO CORPORATION 2002 EQUITY INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval at the Annual Meeting of Stockholders, the Zygo Corporation 2002 Equity Incentive Plan (the "Plan"). The Company's existing plan, the Zygo Corporation Amended and Restated Non-Qualified Stock Option Plan, expired on September 3, 2002. The Board of Directors believes the Plan will establish a flexible vehicle through which equity-based compensation incentives may be offered to eligible personnel of the Company or any one or more of its subsidiaries, affiliates or associated entities in order to attract, motivate and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

                         THE 2002 EQUITY INCENTIVE PLAN

     The principal features of the Plan are summarized below. This summary is qualified in its entirety by the provisions of the Plan, a copy of which is attached hereto as Appendix C.

     Types of Awards. Awards under the Plan may be in the form of options to purchase shares of the Company's Common Stock, including options intended to qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as Incentive Stock Options ("Non Qualified Stock Options"), and restricted shares of Common Stock. In addition, the Board of Directors may, in its sole discretion and without further stockholder approval, amend the Plan to permit other types of equity based awards (as described below) under the Plan.

     Available Shares. A maximum of 1,500,000 shares of Common Stock have been reserved for issuance under the Plan, subject to adjustment upon certain changes in capitalization as described below. New awards may be granted under the Plan with respect to shares of Common Stock covered by any unexercised portion of an option that terminates, expires or is canceled, shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, shares represented by other-equity based awards that are forfeited, canceled or otherwise terminated and shares that are withheld or surrendered in order to pay the purchase price of an award or to satisfy a recipient's income tax or other withholding obligations associated with an award. As of September 19, 2002, the closing sale price of the Common Stock on the Nasdaq National Market, as reported, was $[___].

     Individual Option Award Limit. Subject to adjustment upon certain changes in capitalization as described below, the maximum number of shares of Common Stock with respect to which options may be granted under the Plan to any employee during any calendar year shall be 75,000.

     Eligibility. Awards under the Plan may be made to such current or future employees, directors or consultants and other individuals who perform (or are expected to perform) services for, or contribute (or are expected to contribute) value to, the Company or any one or more of its subsidiaries, affiliates or associated entities, all as the Committee may select.

     Administration. The Plan will be administered by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors, provided that the Board of Directors may, in its sole discretion, make awards under the Plan and, to the extent permitted by applicable law, the Board of Directors may delegate to an executive officer or officers of the Company the authority to grant options to employees or consultants of the Company or its subsidiaries or affiliates who are not officers or directors of the Company.

     The Committee will have full discretion and authority to make awards under the Plan, to apply and interpret the provisions of the Plan and to take such other actions as may be necessary or desirable in order to carry out the provisions of the Plan. The determinations of the Committee on all matters relating to the Plan and the options, restricted stock and other equity-based awards granted thereunder will be final, binding and conclusive.

     Stock Options. The Committee may grant options to eligible personnel upon such terms and conditions as the Committee deems appropriate. The exercise price per share of Common Stock covered by an option may not be less than the par value per share on the date of grant, provided that, in the case of an Incentive Stock Option, the exercise price may not be less than the fair market value per share on the date of grant. The Committee may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate. Unless the Committee determines otherwise, an option will become vested and exercisable in annual one-quarter increments on the first, second, third, and fourth anniversaries of the date thereof, provided that the optionee remains in continuous employment or other service following the date of grant through the applicable vesting dates. Payment for shares acquired upon the exercise of an option may be made in cash and/or such other form of payment as may be permitted from time to time by the Committee, which may include payment via a cashless exercise procedure, previously-owned shares of Common Stock or any other form of consideration approved by the Committee and permitted by applicable law (including, to the extent permitted by applicable law, a promissory note of the optionee).

     Unless sooner terminated or exercised, options will generally expire ten years from the date of grant. Except as otherwise permitted by the Committee, in general, no option may be exercised more than 90 days after termination of the optionee's employment or other service or, if the optionee's employment or other service is terminated by reason of death, one year after such termination, provided that, if, upon the termination of an optionee's employment or other service at or after age fifty-five, the optionee has completed five years of employment or other service, then the optionee's options shall become fully exercisable and shall remain exercisable for up to three years following such termination. If, however, an optionee's employment or other service is terminated for "cause" (as defined in the Plan), options held by such optionee will, in general, immediately terminate.

     Restricted Stock. The Committee may grant restricted shares of Common Stock in amounts, and subject to terms and conditions (such as time vesting and/or performance-based vesting criteria) as it may determine. Generally, prior to vesting, the recipient will have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the award agreement. The purchase price payable for shares for restricted stock may be as low as zero, provided that, to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock. To the extent permitted by applicable law, loans may be made to a recipient in connection with the purchase of restricted stock. Unless otherwise determined by the Committee, upon the termination of a recipient's employment or other service for any reason, any shares of restricted stock which have not yet become fully vested shall be forfeited.

     Other Equity-Based Awards. Without further action by the stockholders of the Company, the Board may, in its sole discretion, amend the Plan to authorize the Committee to grant other types of equity-based awards under the Plan, including, without limitation, the grant or offer for sale of unrestricted shares of Common Stock and/or the grant of restricted stock units, stock appreciation rights and dividend equivalents, in such amounts and subject to such terms and conditions as the committee shall determine. Such awards may entail the transfer of actual shares of Common Stock to recipients, or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of applicable local laws or jurisdictions outside the United States.

     Amendment and Termination. The Board of Directors may amend or terminate the Plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided for adjustments upon a capital change, any amendment which would increase the number of shares of Common Stock which may be issued under the Plan shall be subject to the approval of the Company's stockholders.

     Adjustments upon Changes in Capitalization. Upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock split in the form of a stock dividend, stock split or reverse stock split, combination or exchange of shares, or any other similar corporate transaction or event that affects the capitalization of the Company, an equitable substitution or adjustment may be made in the aggregate number and/or kind of shares reserved for issuance under the Plan, the maximum number and/or kind of shares with respect to which options may be granted under the Plan to any employee during any calendar year, the kind, number and/or exercise price of shares or other property subject to outstanding options granted under the Plan, and the kind, number and/or purchase price of shares or other property subject to outstanding awards of restricted stock or any other equity-based awards granted under the Plan, in each case as may be determined by the Board of Directors in its sole discretion.

     Without limiting the generality of the foregoing, in connection with such an event, the Board of Directors may provide, in its sole discretion, for the cancellation of any outstanding awards in exchange for (i) payment in cash or other property of the fair market value of the shares of Common Stock covered by such awards (whether or not otherwise vested or exercisable), reduced, in the case of options, by the exercise price thereof, or (ii) for no consideration, in the case (and to the extent) of awards which are not otherwise then vested or exercisable. In addition, in the event of a liquidation or reorganization of the Company (including a merger, consolidation or sale or distribution of assets of the Company), the Board of Directors may provide for the termination of any outstanding options upon notice given at least thirty days prior to the effective date of the transaction, provided that such vested and exercisable options (or, in the Board's discretion, all options whether or not otherwise vested or exercisable), shall be exercisable until the effective date of such liquidation or reorganization as to all shares then subject thereto.

     New Plan Benefits. Because awards under Plan are discretionary, no awards are determinable at this time.

     Tax Consequences. The following is a brief description of the material U.S. federal income tax consequences generally arising with respect to options granted under the Plan.

     In general, the grant of an option will have no income tax consequences to the recipient or to the Company. Upon the exercise of an option, other than an Incentive Stock Option, the recipient generally will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock subject to the option on the date of exercise over the exercise price for such shares (i.e., the option spread), and the Company generally will be entitled to a corresponding tax deduction in the same amount. Upon the sale of the shares of Common Stock acquired pursuant to the exercise of an option, the recipient will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income recognized on exercise.

     A recipient generally will not recognize ordinary income upon the exercise of an Incentive Stock Option (although, on exercise, the option spread is an item of tax preference income potentially subject to the alternative minimum tax) and the Company will not receive any deduction. If the stock acquired upon exercise of an Incentive Stock Option is sold or otherwise disposed of within two years from the grant date or within one year from the exercise date, then gain realized on the sale generally is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had not been an Incentive Stock Option, and the Company generally will be entitled to a corresponding deduction in the same amount. Any remaining gain is treated as capital gain.

     If the shares acquired upon the exercise of an Incentive Stock Option are held for at least two years from the grant date and one year from the exercise date and the recipient is employed by the Company or its subsidiaries at all times beginning on the grant date and ending on the date three months prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and the Company will not receive any deduction.

                                  VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the Plan. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for approval of the Plan or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for the Plan has been properly withheld (including broker non-votes) will not be counted toward the majority required for approval.

                                 RECOMMENDATION

     The Board of Directors recommends a vote FOR the Zygo Corporation 2002 Equity Incentive Plan Proposal. The Board believes that the proposed Plan is in the best interests of our Company and the stockholders. Proxies received will be voted in favor of the Zygo Corporation 2002 Equity Incentive Plan Proposal unless otherwise indicated.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP ("KPMG") has been selected as the Company's independent auditors for the fiscal year 2003. A representative of KPMG is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

     KPMG was the Company's independent auditor for the fiscal year 2002. In addition to performing the audit of the Company's consolidated financial statements, KPMG provided various other services during fiscal 2002.

     Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the annual audit of the Company's and pension plan's financial statements for the year ended June 30, 2002, and the reviews of the condensed financial statements included in quarterly Reports of Forms 10-Q for the year ended June 30, 2002 were $185,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed or services rendered by KPMG LLP during the year ended June 30, 2002 for information technology services.

     All Other Fees. The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services rendered by KPMG LLP during the year ended June 30, 2002, were approximately $272,000. These other services consisted primarily of the following: services related to certain tax return preparation and tax consulting matters, a review of the net assets of NexStar in connection with the sale of the business, a time and expense review, and bookkeeping services related to our Singapore sales office (less than $5,000).

                              STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company no later than June 7, 2003 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                     OTHER MATTERS COMING BEFORE THE MEETING

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                                            By Order of the Board of Directors

                                            Paul Jacobs,
                                            Secretary

                                                                 October 7, 2002

                                                                     APPENDIX A

                            AMENDMENTS TO CERTIFICATE
                                OF INCORPORATION
                           PRESENTED AS PROPOSAL NO. 2

     Set forth below is the text of proposed Article TENTH of the Certificate of Incorporation of Zygo Corporation, as discussed in the Proxy Statement under "Proposal No. 1."

     TENTH. The Board of Directors shall consist of not less than three nor more than eleven directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be nine until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in this Article NINTH, the term "whole Board" means the total number of directors, which the Corporation would have, if there were no vacancies. The Board of Directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that no decrease in the number of directors shall affect the term of any director then in office. Notwithstanding the foregoing, and except as otherwise required by law, wherever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. The term of office of directors elected as the 2002 Annual Meeting of Stockholders shall be as follows: the term of office of directors of the first class shall expire at the first annual meeting of stockholders after their election (i.e., the 2003 Annual Meeting of Stockholders); the term of office of directors of the second class shall expire at the second annual meeting of stockholders after their election (i.e., the 2004 Annual Meeting of Stockholders); and the term of office of directors of the third class shall expire at the third annual meeting of stockholders after their election (i.e., the 2005 Annual Meeting of Stockholders); and as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders subsequent to the 2002 Annual Meeting of Stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

     Vacancies in the Board of Directors, however caused, and newly created directorships shall be filled solely by a majority vote of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

     Notwithstanding any other provision of the Corporation's Certificate of Incorporation or By-Laws (and notwithstanding the fact that some lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation or the By-Laws of the Corporation,), the affirmative vote of the holders of not less than seventy five percent (75%) of the outstanding voting shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal any provision of this Article TENTH, or to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article TENTH; provided, however, that this paragraph shall not apply to, and such seventy five percent (75%) vote shall not be required for, any amendment, alteration, change or repeal of any provision of this Article TENTH, or amendment, alteration, change, repeal or adoption of any inconsistent provision, in either case declared advisable by the Board of Directors by the affirmative vote of two-thirds of the whole Board and, if required by applicable law, submitted to stockholders for their consideration.

                                                                     APPENDIX B

                           AMENDMENT TO CERTIFICATE OF
                             INCORPORATION PRESENTED
                                AS PROPOSAL NO. 3

     Set forth below is the text of proposed Article FOURTH, as amended, of the Certificate of Incorporation of the Company, as discussed in the Proxy Statement under "Proposal No. 3."

A. Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is EIGHTY-TWO MILLION (82,000,000) shares, consisting of TWO MILLION (2,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter, the "Preferred Stock"), and EIGHTY MILLION (80,000,000) shares of Common Stock, par value $.10 per share (hereinafter, the "Common Stock").

B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph (4) of Paragraph (D) of this Article FOURTH, the Board of Directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

          (1) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

          (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of Preferred Stock or of any other class or classes of stock of this Corporation, and whether such dividends shall be cumulative or non-cumulative;

          (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this Corporation, or of any series of Preferred Stock or of any other class or classes of stock of this Corporation, and the terms and conditions of such conversion or exchange;

          (4) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

          (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this Corporation;

          (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

          (7) the voting powers, if any, of the holders of shares of the series which may include, without limiting the generality of the foregoing, (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board may determine.

C.   Common Stock.

          (1) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of paragraph (B) of this Article FOURTH), if any, shall have been met and after this Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph (B) of this Article FOURTH) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (B) of this Article FOURTH, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

          (2) After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (B) of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

          (3) Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to paragraph (B) of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

D.   Other Provisions.

          (1) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (B) of this Article FOURTH, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock, as are from time to time outstanding, shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

          (2) Subject to the provisions of subparagraph (1) of this paragraph
     (D), shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (3) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

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

          (4) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

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                                                                     APPENDIX C

                                ZYGO CORPORATION
                           2002 EQUITY INCENTIVE PLAN
                           PRESENTED AS PROPOSAL NO. 4

1. Purpose. The purpose of the Zygo Corporation 2002 Equity Incentive Plan (the "Plan") is to establish a flexible vehicle through which Zygo Corporation, a Delaware corporation (the "Company"), can offer equity-based compensation incentives to eligible personnel of the Company or any one or more of its subsidiaries, affiliates or associated entities in order to attract, motivate and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

2. Types of Awards. Awards under the Plan may be in the form of (a) options to purchase shares of the Company's common stock, $.10 par value per share ("Common Stock"), including options intended to qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as Incentive Stock Options ("Non Qualified Stock Options"), (b) restricted shares of Common Stock, and (c) such other forms (if any) as may be permitted by the Board of Directors of the Company (the "Board") pursuant to Section 8 of the Plan.

3. Administration.

     (1) Committee. The Plan shall be administered by the Stock Option and Compensation Committee (the "Committee") of the Board, provided that the Board may, in its sole discretion, make awards under the Plan, and provided further that, to the extent permitted by applicable law, the Board may, in its sole discretion, delegate to an executive officer or officers of the Company the authority to grant a specified number of options under the Plan, on such terms and conditions as the Board shall establish from time to time, to employees or consultants of the Company or its subsidiaries or affiliates who are not officers or directors of the Company.

     (2) Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select the persons to whom awards shall be made under the Plan,
(ii) make awards to such persons and prescribe the terms and conditions of such awards, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) amend any outstanding award in any respect, including, without limitation, to accelerate the time or times at which the award becomes vested, unrestricted or may be exercised, (vii) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (viii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. All decisions of the Committee pursuant to the provisions of the Plan, including questions of construction, interpretation and administration, shall be final, conclusive and binding on all persons.

     (3) Indemnification. To the maximum extent permitted by law, the Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent it shall be judicially determined, and from which no appeal is available, that any such loss, cost, liability, damage or expense is attributable to such person's fraud or willful misconduct.

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

(4) Share Limitations.

     (a) Aggregate Award Limitation. Subject to adjustment pursuant to Section 11 of the Plan, the aggregate number of shares of Common Stock that may be issued under the Plan is 1,500,000. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (i) shares covered by the unexercised portion of an option that terminates, expires or is canceled, (ii) shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, (iii) shares represented by other-equity based awards that are forfeited, canceled or otherwise terminated, and (iv) shares that are withheld in order to pay the purchase price for shares covered by any award or to satisfy the tax withholding obligations associated with any award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

     (b) Individual Award Limitation. Subject to adjustment pursuant to Section 11 of the Plan, the maximum number of shares of Common Stock with respect to which options may be granted under the Plan to any employee during any calendar year shall be 75,000.

5. Eligibility. Awards under the Plan may be made to such current or future employees, directors or consultants and other individuals who perform (or are expected to perform) services for, or contribute (or are expected to contribute) value to, the Company or any one or more of its subsidiaries, affiliates or associated entities (collectively with the Company, the "Company Group"), all as the Committee may select. In making awards under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, the potential recipient's previous and/or expected future contributions to the business of any member of the Company Group and such other factors as the Committee deems relevant under the circumstances.

6. Stock Options. Subject to the provisions of the Plan, the Committee may grant options to eligible personnel upon such terms and conditions as the Committee deems appropriate. The terms and conditions of any option shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee.

     (a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the par value per share on the date of grant, provided that, in the case of an Incentive Stock Option, the exercise price may not be less than the Fair Market Value (as defined in Section 9 of the Plan) per share on the date of grant (or, in the case of an Incentive Stock Option granted to an optionee who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a "subsidiary" or "parent" of the Company within the meaning of Section 424 of the Code, 110% of such Fair Market Value).

     (b) Term of Options. No option granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the option is granted (or, in the case of an Incentive Stock Option granted to a ten percent (10%) stockholder within the meaning of Section 424 of the Code, five (5) years).

     (c) Exercisability of Options. Subject to the provisions of the Plan, the Committee may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate. Unless the Committee determines otherwise, an option will become vested and exercisable in annual one-quarter increments on the first, second, third, and fourth anniversaries of the date thereof, subject to the optionee remaining in the continuous employment or other service with the Company Group, all as determined by the Committee, following the date of grant.

     (d) Method of Exercise. Once vested and exercisable, an option may be exercised by transmitting to the Company (i) a notice specifying the number of shares to be purchased and (ii) payment of the aggregate exercise price of the shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 12 of the Plan, as determined by the Committee. As determined by the Committee, in its sole

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

discretion, payment of the exercise price of an option in whole or in part may also be made (1) if the Common Stock is publicly traded, by means of any cashless exercise procedure approved by the Committee, (2) in the form of unrestricted shares of Common Stock which, (x) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six
(6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such option shall be exercised, (3) any other form of consideration approved by the Committee and permitted by applicable law (including a promissory note of the optionee) which the Committee determines to be consistent with the purposes of the Plan or (4) any combination of the foregoing.

     (e) Termination of Employment or other Service. Unless otherwise determined by the Committee at grant or, if no rights of the optionee are thereby reduced, thereafter, the following rules apply with regard to options held by an optionee at the time of his or her termination of employment or other service with the Company Group:

     (i) Termination by Reason of Death. If an optionee's employment or other service with the Company Group is terminated due to his or her death, then (1) that portion of an option, if any, which is exercisable on the date of termination shall remain exercisable by the optionee's beneficiary during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (2) that portion of an option, if any, which is not exercisable on the date of termination shall thereupon terminate.

     (ii) Termination for Cause. If an optionee's employment or other service is terminated by the Company Group for Cause (or at a time when grounds for a termination for Cause exist), then, notwithstanding anything to the contrary contained herein, any option held by the optionee (whether or not otherwise exercisable) shall immediately terminate and cease to be exercisable. A termination for "Cause" means (1) in the case where there is no employment, consulting or similar service agreement between the optionee and the Company Group or where such an agreement exists but does not define "cause" (or words of like import), a termination classified by the Company Group, in its sole discretion, as a termination due to the optionee's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of duties, or (2) in the case where there is an employment, consulting or similar service agreement between the optionee and the Company Group that defines "cause" (or words of like import), a termination that is or would be deemed for "cause" (or words of like import) as classified by the Company Group, in its sole discretion, under such agreement.

     (iii) Other Termination. If an optionee's employment or other service with the Company Group terminates for any reason other than those described in
Section 6(e)(i) or 6(e)(ii) above, then: (1) that portion of an option, if any, which is exercisable on the date of termination shall remain exercisable by the optionee during the ninety (90) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (2) that portion of an option, if any, which is not exercisable on the date of termination shall thereupon terminate. Notwithstanding the preceding sentence and the provisions of Section 6(e)(i) above, if (A) upon the termination of an optionee's employment or other service with the Company Group for any reason at or after the optionee shall have attained age fifty-five (55) other than a termination by the Company Group for Cause (or a termination at a time when grounds for a termination for Cause exist), and (B) the optionee shall then have completed not less than five (5) years of employment or other service with the Company Group, then the optionee's options shall become fully exercisable and shall remain exercisable for the three (3) year period commencing on the date of such termination, but in no event after expiration of the stated term thereof, and to the extent not exercised during such period, shall thereupon terminate.

     (f) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued.

     (g) Buy Out and Settlement. The Committee, on behalf of the Company, may at any time offer to buy out any outstanding option on such terms and conditions as the Committee shall establish.

7. Restricted Stock. Subject to the provisions of the Plan, the Committee may award restricted shares of Common Stock to eligible personnel upon such terms and subject to such conditions and restrictions as the Committee deems appropriate. The terms and conditions of any restricted stock award shall be evidenced by a written agreement or other instrument approved for this purpose by the Committee.

     (a) Purchase Price. The purchase price payable for shares of restricted stock may be as low as zero, provided, however, that to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock. In the sole discretion of the Committee, loans may be made to a recipient in connection with the purchase of restricted stock.

     (b) Restrictions and Vesting. The Committee may establish such conditions and restrictions on the vesting of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose.

     (c) Rights as a Stockholder. The recipient of restricted stock shall have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may impose.

     (d) Stock Certificates for Restricted Stock. Unless the Committee elects otherwise, shares of restricted stock shall be evidenced by book entries on the Company's stock transfer records pending the expiration of restrictions thereon. If a stock certificate for shares of restricted stock is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that any or all such stock certificates be held in custody by the Company until the applicable restrictions have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares of restricted stock, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

     (e) Lapse of Restrictions. If and when the vesting conditions and other restrictions applicable to a restricted stock award are satisfied or expire and upon the recipient's payment of any taxes due thereon in accordance with Section 12 of the Plan, a certificate for the shares covered or referenced by the award, to the extent vested and free of restrictions, shall be delivered to the holder. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

     (f) Termination of Employment or Other Service. Unless otherwise determined by the Committee at grant or, if no rights of the recipient are thereby reduced, thereafter, upon the termination of a recipient's employment or other service for any reason or no reason, any shares of restricted stock which have not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be canceled.

8. Other Equity-Based Awards. Without further action by the stockholders of the Company, the Board may, in its sole discretion, amend the Plan to authorize the Committee to grant other types of equity-based awards under the Plan, including, without limitation, the grant or offer for sale of unrestricted shares of Common Stock and/or the grant of restricted stock units, stock appreciation rights and dividend equivalents, in such amounts and subject to such terms and conditions as the Committee shall determine. Such awards may entail the transfer of actual shares of Common Stock to recipients, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws or jurisdictions other than the United States.

9. Fair Market Value. For purposes of the Plan, "Fair Market Value" on any date shall be equal to the closing sale price per share as published by a national securities exchange or NASDAQ National Market on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange or NASDAQ National Market on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or NASDAQ National Market or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

10. Non-Transferability. Stock options granted under the Plan may not be transferred by the optionee other than upon the optionee's death to a beneficiary designated by the optionee in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. All stock options shall be exercisable during the optionee's lifetime only by the optionee (or, in the event of the optionee's incapacity, his or her guardian or legal representative). Shares of restricted stock granted under the Plan may not be transferred prior to the date on which shares are issued or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by the provisions hereof or the applicable award agreement or instrument, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a stock option is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

11. Adjustments Upon a Capital Change. Upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock split in the form of a stock dividend, stock split or reverse stock split, combination or exchange of shares, or any other similar corporate transaction or event that affects the capitalization of the Company (a "Capital Change"), an equitable substitution or adjustment may be made in (a) the aggregate number and/or kind of shares reserved for issuance under the Plan, (b) the maximum number and/or kind of shares with respect to which options may be granted under the Plan to any employee during any calendar year, (c) the kind, number and/or exercise price of shares or other property subject to outstanding options granted under the Plan, and (d) the kind, number and/or purchase price of shares or other property subject to outstanding awards of restricted stock or any other equity-based awards granted under the Plan, in each case as may be determined by the Board, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Board, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Capital Change, the Board may provide, in its sole discretion, on a case by case basis, for: (A) the cancellation of any outstanding awards (i) in exchange for payment in cash or other property of the Fair Market Value of the shares of Common Stock covered by such awards (whether or not otherwise vested or exercisable), reduced, in the case of options, by the exercise price thereof, or (ii) for no consideration, in the case (and to the extent) of awards which are not otherwise then vested or exercisable; or (B) in the event of a liquidation or reorganization of the Company (including a merger, consolidation or sale or distribution of assets of the Company), the termination of any outstanding options upon notice given at least thirty (30) days prior to the effective date of the transaction, provided that such vested and exercisable options (or, in the Board's discretion, all options whether or not otherwise vested or exercisable), shall be exercisable until the effective date of such liquidation or reorganization in whole or in part as to all shares then subject thereto. In the event of any adjustment in the number of shares covered by any award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such award shall cover only the number of full shares resulting from the adjustment. All adjustments under this Section 11 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

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

12. Tax Withholding. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company Group relating to an award, (a) the Company Group may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an award recipient whether or not pursuant to the Plan or (b) the Company Group shall be entitled to require that the recipient remit cash to the Company Group (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 12 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

13. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 11 of the Plan, any amendment which would increase the number of shares of Common Stock which may be issued under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that no amendment which would affect adversely the rights of the holder of any outstanding award may be made without the consent of such holder.

14. General Provisions.

     (a) Compliance with Law. Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representation. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

     (c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     (d) No Employment or other Service Rights. Nothing contained in the Plan or in any award agreement shall confer upon any recipient of an award any right with respect to the continuation of his or her employment or other service with any one or more of the Company Group or interfere in any way with the right of the Company Group at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other service with the Company Group.

     (e) Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

     (f) Governing Law. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

     (g) Term of the Plan. The Plan shall become effective upon its adoption by the Board, subject to approval by the stockholders of the Company within twelve
(12) months of the date of such adoption. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan (as then in effect or thereafter amended).

                                       37